Williams Controls Announces Results for Fiscal Year 2007

PORTLAND, OR -- 12/12/2007 -- Williams Controls, Inc. (the "Company") (NASDAQ: WMCO) today announced results for its 2007 fourth quarter and year ended September 30, 2007.

Net sales for the quarter were $16,351,000, down 17.5% from the $19,808,000 reported in the fourth quarter of 2006. Net sales for the year ended September 30, 2007 decreased 7.7%, to $68,924,000 from $74,634,000 for the comparable period in fiscal 2006. Net income in the fourth quarter of fiscal 2007 was $1,516,000, or $0.20 per diluted share, compared to net income of $2,815,000, or $0.37 per diluted share, for the corresponding quarter in 2006. For the year ended September 30, 2007, net income was $7,937,000, or $1.03 per diluted share, compared to net income of $9,549,000, or $1.25 per diluted share, for the year ended September 30, 2006.

Williams Controls experienced annual double digit growth in its European and Asian markets that was tempered by a significant decline in its NAFTA truck business, which we expect to be temporary on a long term basis. NAFTA truck sales were down 57.6% for the fourth quarter and 35.6%, or $10.5 million for the year as a result of lower truck production due to new U.S. emissions standards implemented in January 2007. Sales volumes in Europe continued to be strong and were 11.0% ahead of last year's fourth quarter and up 15.4% for the full year. Asia sales were also strong, increasing 9.1% over last year's fourth quarter and finished 15.4% higher on a year-over-year basis. Sales in China were up 96.1% for the year.

Operating income declined to $2,506,000 in the fourth quarter, compared to $4,022,000 for the corresponding quarter in 2006. For the full year operating income declined to $11,829,000, or 17.2% of sales, from $14,827,000 in the prior year. For both the fourth quarter and the full year, the impact of the lower NAFTA truck sales and an unfavorable mix change within the NAFTA sales more than offset gains from the higher European and Asian sales. Additionally, component resourcing to high quality lower cost suppliers, internal sensor production and the realignment of our operations between Portland and Suzhou improved margins in both the fourth quarter and the full year.

"While we were not able to completely offset the $10.5 million decline in NAFTA heavy truck sales in 2007, the changes we have made over the last three years allowed us to succeed in a very difficult period," said Patrick W. Cavanagh, Williams Controls' President and Chief Executive Officer. He continued, "We made significant progress in growing our European, Asian and Off-Road sales which diversifies our business and allows us to take advantage of the growth opportunities as these markets develop."

Williams Controls will hold an investor conference call at 4:15 Eastern Time on Wednesday, December 12, 2007 to provide an overview of the fourth quarter and fiscal 2007 financial performance and business highlights. You are invited to listen to the conference call by dialing 1-888-665-2348 (domestic) or 1-706-643-4013 (international). Participants should call prior to the start time to allow for registration. The conference access code is 26018430. An audio replay will be available by telephone through January 31, 2008. The telephone number to access the replay is 1-800-642-1687 (domestic) and 1-706-645-9291 (international). The access code will be 26018430.

ABOUT WILLIAMS CONTROLS

Williams Controls is a leading global designer and manufacturer of Electronic Throttle Control Systems (ETCs) for the heavy truck, bus and off-road markets. Williams Controls is headquartered in Portland, Oregon and employs more than 200 people worldwide at locations in North America, Europe, and Asia. For more information, visit Williams Controls website at www.wmco.com.

The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1934, as amended. These forward-looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of the Company; economic downturns affecting the operations of the Company or any of its business operations, competition, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.

                          Williams Controls, Inc.
        Unaudited Condensed Consolidated Statements of Operations
        (Dollars in thousands, except share and per share amounts)

                      Three month   Three month
                      period ended  period ended  Year ended   Year ended
                        9/30/07       9/30/06       9/30/07      9/30/06
                      ------------  ------------  -----------  -----------
Net sales             $     16,351  $     19,808  $    68,924  $    74,634
Cost of sales               10,712        12,565       45,152       48,108
Gross profit                 5,639         7,243       23,772       26,526
Research and
 development expense           681           851        3,145        3,412
Selling expense                510           565        2,163        2,065
Administration
 expense                     1,849         1,616        5,898        5,640
Realignment of
 operations                     93           189          737          582
Operating income             2,506         4,022       11,829       14,827
Interest income                (41)          (17)        (136)         (70)
Interest expense               216           458          868        1,414
Other income, net             (135)         (457)      (1,147)        (765)
Gain on put/call
 option agreement                -             -            -          (10)
Income before income
 taxes                       2,466         4,038       12,244       14,258
Income tax expense             950         1,223        4,307        4,709
Net income            $      1,516  $      2,815  $     7,937  $     9,549
Earnings per share
 information:
Basic -
Net income per common
 share                $       0.20  $       0.38  $      1.06  $      1.29
Weighted average
 shares used in per
 share calculation -
 basic                   7,487,904     7,432,844    7,467,161    7,427,141
Diluted -
Net income per common
 share                $       0.20  $       0.37  $      1.03  $      1.25
Weighted average
 shares used in per
 share calculation -
 diluted                 7,751,216     7,658,539    7,739,627    7,628,105

                         Williams Controls, Inc.
            Unaudited Condensed Consolidated Balance Sheets
                         (Dollars in thousands)

                                              September 30,  September 30,
                                                  2007           2006
                                              -------------  -------------
              Assets
Current Assets:
   Cash and cash equivalents                  $       1,621  $       2,530
   Trade accounts receivable, net                     8,054          9,368
   Other accounts receivable                          1,656          1,231
   Inventories                                        9,152          9,918
   Deferred income taxes                                486            657
   Prepaid expenses and other current assets            297            333
      Total current assets                           21,266         24,037

Property, plant and equipment, net                    8,953          8,457
Deferred income taxes                                 1,461          2,228
Other assets, net                                       623          1,027
      Total assets                            $      32,303  $      35,749

         Liabilities and Stockholders' Equity
Current Liabilities:
   Accounts payable                           $       3,811  $       6,504
   Accrued expenses                                   4,983          5,528
   Current portion of employee benefit
    obligations                                         288          1,669
   Current portion of long-term debt                  1,000          3,996
      Total current liabilities                      10,082         17,697

Long-term Liabilities:
   Long-term debt                                         -          4,544
   Employee benefit obligations                       4,803          4,991
   Other long-term liabilities                          249            255

Stockholders' Equity:
   Preferred stock (Series C)                             -              -
   Common stock                                          75             74
   Additional paid-in capital                        34,899         34,014
   Accumulated deficit                              (12,477)       (20,414)
   Treasury stock                                      (377)          (377)
   Accumulated other comprehensive loss              (4,951)        (5,035)

      Total stockholders' equity                     17,169          8,262
      Total liabilities and stockholders'
       equity                                 $      32,303  $      35,749

Contact:
Mike Rusk
Financial Controller
Telephone:  (503) 684-8600